Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Estimate of Certain Financial Results

for its Year Ended December 31, 2021 and Date of Issuance of Actual Financial Results

MECHANICSBURG, PENNSYLVANIA — January 17, 2022 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced an estimate of certain results for its full year ended December 31, 2021 in advance of the announcement of actual results. Select Medical will release its actual financial results for its fourth quarter and full year ended December 31, 2021 on Thursday, February 24, 2022 after the market closes.

Select Medical expects its net operating revenue for the year ended December 31, 2021 to be approximately $6,204 million. Select Medical expects earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries, or Adjusted EBITDA, for the year ended December 31, 2021 to be approximately $947 million. Select Medical expects fully diluted earnings per common share for the year ended December 31, 2021 to be in the range of $2.90 to $2.92. When Select Medical issues its business outlook for the year ended December 31, 2022, it will readdress its target compound annual growth rates for revenue, Adjusted EBITDA, and earnings per common share.

The above expectations regarding Select Medical’s results for the year ended December 31, 2021 are management estimates and projections based on currently available information, and are subject to change upon completion of Select Medical’s financial statement closing process and audit.

A reconciliation of full year 2021 Adjusted EBITDA expectations to the closest comparable GAAP financial measure is presented in table I of this release. Please refer to Select Medical’s most recent Form 10-Q filing for a discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance and determining resource allocation. Each item presented in table I is an estimation of full year 2021 expectations (dollars in millions).

Our business outlook issued on November 4, 2021 reflected the best information available at the time and our best estimates about the financial forecast of Select Medical for the year ending December 31, 2021. During the fourth quarter however, we experienced, predominantly in our critical illness recovery hospital segment, a higher than expected use of agency clinical staff and higher than expected costs for agency in our hospitals. This unexpected significant increase in our labor costs had a detrimental effect on our Adjusted EBITDA and diluted earnings per common share for the quarter and year ended December 31, 2021.

The unpredictable effects of the COVID-19 pandemic, including the duration and extent of disruption on Select Medical’s operations and increases to our labor costs, creates uncertainties about Select Medical’s future operating results and financial condition. Please refer to our risk factors previously reported in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for further discussion.

Select Medical will host a conference call regarding its fourth quarter and full year results, as well as its business outlook, on Friday, February 25, 2022, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 7334656. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 12:00pm ET, March 4, 2022. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 7334656. The replay can also be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of December 31, 2021, Select Medical operated 104 critical illness recovery hospitals in 28 states, 30 rehabilitation hospitals in 12 states, and 1,881 outpatient rehabilitation clinics in 38 states and the District of Columbia. Concentra operated 518 occupational health centers in 41 states. At December 31, 2021, Select Medical had operations in 46 states and the District of Columbia. Information about Select Medical is available at www.selectmedicalholdings.com.

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Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical’s 2021 results and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	developments related to the COVID-19 pandemic including, but not limited to, the duration and severity of the pandemic, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, or the inability to attract or retain healthcare professionals due to the heightened risk of infection related to the COVID-19 pandemic, could increase our operating costs significantly or limit our ability to staff our facilities;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2020.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2021

(In millions, unaudited)

Non-GAAP Measure Reconciliation(1)
Net income attributable to Select Medical	$394
Net income attributable to non-controlling interests	98
Net income	492
Income tax expense(2)	137
Interest income	(5)
Interest expense	136
Gain on sale of businesses	(2)
Equity in earnings of unconsolidated subsidiaries	(44)
Income from operations	714
Stock compensation expense	31
Depreciation and amortization	202
Adjusted EBITDA	$947

(1)	These amounts are subject to change upon completion of Select Medical’s financial statement closing process and audit.
(2)	Income tax expense is estimated to be between $137.0 million and $141.0 million.